The Construction Bank of China


                            LOAN COLLATERAL AGREEMENT




  No. of Contract:           96(W)004
  Pledger (Party A):                 Xianyang Daming Electronics Co. Ltd.
  Address:                   70 West Weiyang Road, Xianyang
  Legal Representative:              Mr. Du, Qingsong
  Bank Account:              Construction Bank of China, Xianyang Branch


  Mortgagee:                         Construction Bank of China, Xianyang Branch
  Address:

  Legal Representative:

To guarantee the fulfillment of Loan Agreement No.96(w)004, Party A will pledge its property to Party B, under Party B's agreement. It is agreed as follows on the basis of applicable law and regulation.

1. Party A will provide collateral goods under the attached appendix as security.

2. Party A will get a loan of USD 1,100,000 from the bank. Term of the loan is from Sep.16,1996 till Mar.15, 1997.

3 . Party A guarantees its ownership of the underlying collateral goods.

4. Party A will submit the title of pledged property to Party B during the period of collateral contract, which will be kept by Party B.

5. The collateral assets include the Principle of USD 1,100,000, interest, default fee, compensatory fee, and other costs occurred.

6. The enforcement of the collateral contract is not affected by the loan agreement.

7. Party A will be responsible for any expenses on appraisal, insurance, verification, registration and preservation.

8. During the period of the contract, Party A is obliged to maintain the good condition of underlying collateral goods, keep them in good condition. Party B may inspect the collateral goods at any time.

9. During the period of the contract, Party A should insure collateral goods. Party B should be the first beneficiary. The insurance certificate will be kept by Party B.

10. During the period of the contract, if a loss occurs within the insurance policy or if there is devaluation on collateral goods due to a third party's fault, the compensatory fee will be deposited into Party B's account by Party A. Party A will have no right to use the fee.

11. If there is a devaluation on collateral goods, Party A will be asked to provide a warranty equivalent to the value of the loss.

12. During the period of the contract , Party A will be solely responsible for any environmental pollution or other damages caused by underlying collateral goods.

13. During the period of contract, Party A is not permitted to grant, move, transfer, lease and pledge the underlying collateral goods without Party B's written consent.

14. During the period of the contract, the income from collateral goods will be first used to pay off Party B's loan.

15. On the expiration date of the contract, Party B will be entitled to dispose the collateral goods and receive the payment at first priority, if Party A fails to pay off the loan.

16. Under the following situations, Party B may dispose the collateral goods, stop releasing the loan under the Loan Agreement or declare the unpaid principle and the accrued interest due.

1. Party A is bankrupt or dismissed.

2. If Party A does anything against No.4, No.9, No.10, No.11, No.13 of the Agreement or seriously commits default of the agreement. 3. During the period of the Loan Agreement, if the debtor is declared bankruptcy, be dismissed, or change the status, fails to use the loan as its report in the agreement and therefore get Party B involved into serious lawsuit (or arbitration), or anything happen that enable the Debtor to pay off the loan or the Bank finds out that it is no longer a bonafide Debtor any more.

17. If any economical loss occurred is due to co-own, dispute, detain or other pledge under the same collateral goods, which facts is hidden by Party A, Party A will be fined a default fee of % of the loan. If it cannot cover the actual loss sustained by Party B, Party A would have to pay the rest of it.

18. Any income received by Party A from disposing the collateral goods will be distributed as follows:

          1. For payment of the expenses in connection with the collateral goods;

          2.        Paying off the accrued interest due

          3.        Paying off the principle, default fee and compensatory fee;

          4.        Paying off other expenses.

19. Miscellaneous:

20. Any dispute arise concerning the collateral goods, should be settled in a local court where Party B is located, if there is no agreement reached by two parties.

21. The collateral contract will take effective on the date of registration.

22. The collateral contract is taking effective by authorized signature and seal.

23. The contract is in duplicate, one for each party.

Xianyang Daming Electronics Co., Ltd. (Seal) Construction Bank, Xianyang Branch
       (seal)                                      (seal)

Legal Representative                         Legal Representative
Sep. 16, 1996                                Sep. 16, 1996


I. Appendix of Collateral Contract Contract No. 96(w)004


                              Collateral Goods List


Name of collateral:                         Horiz. Yoke Winder
Type:                                       181-III
Unit:                                       Set
Quality:                                    7
Muniments of title and number:
Address:                                    Workshop in Daming Electronics
                                            Co., Ltd.

Collateral assets:                          RMB 11.32 million

The other collateral asset by same pledge:

Remarks:                                    Original value RMB14 million

Pledger:                                    Xianyang Daming Electronics Co.,
                                            Ltd. (seal)

Legal representative:

Pledgee:                                    Construction of China Xianyang
                                            Branch (seal)

Legal representative: